UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2025

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

34 Shrewsbury Ave., Suite 1C

Red Bank, NJ 07701

(Address of principal executive offices, including zip code)

(732) 889-3111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	THAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Material Definitive Agreement

As previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 3, 2025, (i) Tharimmune, Inc. (the “Company) entered into securities purchase agreements (the “Cash Securities Purchase Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which the Company agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of either shares (the “Cash Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at an offering price of $3.075 per Cash Share (the “Per Share Cash Purchase Price”); and/or pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of the Common Stock (the “Cash Pre-Funded Warrant Shares” and together with Cash Pre-Funded Warrants, the “Cash Securities”) at an offering price of the Per Share Cash Purchase Price less $0.0001 per Cash Pre-Funded Warrant; (ii) the Company entered into securities purchase agreements (the “Cryptocurrency Securities Purchase Agreements,” and together with the Cash Securities Purchase Agreements, the “Securities Purchase Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) ) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “Offerings”) pre-funded warrants (“Cryptocurrency Pre-Funded Warrants” and, together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of Common Stock (“Cryptocurrency Pre-Funded Warrant Shares” and, together with the Cash Pre-Funded Warrant Shares, the “Pre-Funded Warrant Shares”) at an offering price of $3.075 less $0.0001 and (iii) contemporaneously with the sale of the Securities under the Securities Purchase Agreement, the Company will issue to certain strategic advisors (the “Strategic Advisors,” and the Strategic Advisor that is party to the Strategic Advisor Agreement (as defined below) the “Lead Strategic Advisor”) warrants to purchase shares of Common Stock (the “Strategic Advisor Warrants”) equal to 5.00% of the aggregate number of shares of Common Stock of the Company on a fully diluted basis (including all outstanding shares of Common Stock, and shares of Common Stock issuable pursuant to outstanding options, warrants and other convertible securities) sold in such offering at an exercise price of $0.001, pursuant to a Strategic Advisor Agreement between the Company and the Lead Strategic Advisor. In connection with the Securities Purchase Agreements, the Purchasers have agreed to agreed not to sell, transfer, pledge, hedge, or otherwise dispose of any applicable Common Stock and Pre-Funded Warrant Shares until the resale registration statement covering the shares of Common Stock and Pre-Funded Warrant Shares issued pursuant to the Securities Purchase Agreements is declared effective, pursuant to lock-up agreements (the “Lock-up Agreements”).

The closing of the Securities Purchase Agreements occurred on November 6, 2025 (the “Closing”). The Company issued 25,966,048 shares of Common Stock and 151,456,115 Pre-Funded Warrants to the Purchasers, raising gross proceeds of approximately $545 million. The proceeds from the Cash Offering and the Cryptocurrency Offering, after payment of offering expenses, will be used to establish the Company’s Canton Coin treasury and to fund the operations of the Company.

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Offerings, on November 6, 2025, Nancy Davis and Sanam Parikh resigned as members of the board of directors. The resignations were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

Additionally, in connection with the Offerings, on November 6, 2025, Mark Wendland was appointed as Chief Executive Officer of the Company and as a director of the Board and Mark Toomey was appointed as President of the Company. Messrs. Wendland and Toomey’s biographical information is set forth below. Following Mr. Wendland’s appointment as Chief Executive Officer, Sireesh Appajosyula, the Company’s former Chief Executive Officer, will remain with the Company as Chief Executive Officer of Gravitas Life Sciences, Inc., as subsidiary of the Company.

Mark Wendland

Mark Wendland was appointed as Chief Executive Officer of the Company and as a director of the Board effective November 6, 2025. Prior to that, Mr. Wendland served in various roles at DRW Holdings LLC, a proprietary trading firm, from July 2019 to June of 2025. Mr. Wendland served as Partner from January 2023 to June 2025, Chief Operating Officer from September 2021 to June of 2025, and Global Treasurer from July 2019 to September 2021. Prior to his time at DRW Holdings LLC, Mr. Wendland served as a Global Treasury Manager at Citadel LLC, a hedge fund and financial services company from September 2003 to January 2019. Mr. Wendland received his B.S. in Business Administration from Carroll College.

Mark Toomey

Mark Toomey was appointed as President of the Company effective November 6, 2025. Since March 2025, Mr. Toomey has served as the Managing Director and Head of Business Development for Liberty City Ventures, a venture capital firm that focuses on investing in early-stage blockchain and technology companies. Prior to his time at Liberty City Ventures, Mr. Toomey served as the Head of Distribution for Galaxy Digital, a digital asset and artificial intelligence company, from March 2021 to March 2025. Prior to Galaxy Digital, Mr. Toomey served as the Head of Pensions, Endowments and Foundations at J.P. Morgan from 2019 to March 2021. Prior to his time at J.P. Morgan, Mr. Toomey served as the Managing Director and Head of Institutional Equity Derivatives at Goldman Sachs. Mr. Toomey received his B.A. in American Studies from Syracuse University and his MBA from Georgetown University.

In connection with Messrs. Wendland and Toomey appointments, the Company will enter into its standard form of indemnification agreement for directors and officers with each director or officer, a copy of which is attached to this Current Report as Exhibit 10.5 and is incorporated herein by reference. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Messrs. Wendland and Toomey for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred in any action or proceeding arising out of his service to the Company.

Employment Agreements

In connection with the Closing, the Company entered into an employment agreement with Mr. Wendland setting forth the terms and conditions of his employment with as the Company’s Chief Executive Officer (the “Wendland Employment Agreement”). Under the terms of his employment agreement, Mr. Wendland is entitled to receive (i) an annual base salary of $500,000, subject to review and adjustment by the Company from time to time, (ii) a one-time sign-on bonus of $150,000, (iii) eligibility for an annual performance-based cash bonus,(a) for 2025, in a minimum amount equal to $125,000 and (b) for 2026, in an amount equal to $500,000, plus an additional amount as determined by the Board, in its sole and absolutely discretion, with a target equal to $250,000, and (c) for calendar years after 2026, in an amount determined by the Board in its sole and absolute discretion, in each case subject to continuous employment with the Company. Mr. Wendland will also be eligible to receive a grant of time-based and performance-based restricted stock units equal to 1.0% of the Company’s common stock on a fully diluted basis following the closing of the PIPE financing, subject to Board approval, vesting conditions established by the Board (or its compensation committee) and other conditions. The agreement contains customary confidentiality, non-compete, non-solicitation, and intellectual property provisions, and may be terminated by either party in accordance with its terms.

In connection with the Closing, the Company entered into an employment agreement with Mr. Toomey setting forth the terms and conditions of his employment as the President of the Company (the “Toomey Employment Agreement”). Under the terms of his employment agreement, Mr. Toomey will be entitled to receive (i) an annual base salary of $500,000, subject to review and adjustment by the Company from time to time, (ii) eligibility for an annual performance-based cash bonus(a) for 2025, in a minimum amount equal to $125,000, (b) for 2026, in a minimum amount equal to $500,000, and (c) for calendar years after 2026, in an amount determined by the Board in its sole and absolute discretion, subject to continuous employment with the Company. Mr. Toomey will also be eligible to receive a grant of time-based and performance-based restricted stock units equal to 0.9% of the Company’s common stock on a fully diluted basis following the closing of the PIPE financing, subject to Board approval, vesting conditions established by the Board (or its compensation committee) and other conditions. The agreement contains customary confidentiality, non-compete, non-solicitation, and intellectual property provisions, and may be terminated by either party in accordance with its terms.

The employment agreements for Mr. Wendland and Mr. Toomey provide that in the event the executive terminates their employment for “good reason” or the Company terminates their employment without “cause” (in each case defined in their employment agreement), they are entitled to receive the following benefits, subject to their execution of a general release of claims in the Company’s favor and obligations regarding solicitation, return of property, and restrictive covenants, non-solicitation of customers, non-solicitation of employees, non-disparagement and the expiration of any applicable expiration period with respect to the release: (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with our policy; (iii) unused vacation and sick leave that accrued through the date of termination in accordance with our policy; (iv) for Mr. Wendland, twelve (12) months of base salary; provided, however, that if his employment is terminated by us without “cause” or if he terminates for “good reason” prior to the date in calendar year 2027 that he is to be paid a bonus for his service in calendar year 2026, then the severance pay is equal to $1,000,000; (v) for Mr. Toomey, twelve (12) months of base salary; (vi) for Mr. Toomey, an amount equal to any unpaid portion of his 2025 bonus and 2026 bonus as of the date of termination; and (vi) if the executive terminates for “good reason” or we terminate their employment without “cause” within twelve (12) months following a change in control (in each case defined in their employment agreement), all unvested time-vesting conditions of the restricted stock unit awards accelerate and vest in full.

In the event the executive voluntarily resigns other than for “good reason” (as such term is defined therein) or executive’s employment is terminated by us for “cause,” (as such term is defined therein) such executive will be entitled to (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with our policy; and (iii) unused vacation and sick leave that accrued through the date of termination in accordance with our policy.

The foregoing summaries are do not purport to be complete and are qualified in their entirety by reference to the full text of the Wendland Employment Agreement and the Toomey Employment Agreement, copies of which are filed as Exhibits 10.6 and 10.7, respectively, to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Cash Pre-Funded Warrant (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
4.2	Form of Cryptocurrency Pre-Funded Warrant (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
4.3	Form of Strategic Advisory Warrant (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
10.1	Form of Cash Securities Purchase Agreement (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
10.2	Form of Cryptocurrency Securities Purchase Agreement (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
10.3	Form of Lock-up Agreement(incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
10.4	Strategic Advisory Agreement (incorporated by reference to the Company’s Current Report filed with the Commission on November 5, 2025)
10.5	Indemnification Agreement
10.6	Employment Agreement between the Company and Mark Wendland
10.7	Employment Agreement between the Company and Mark Toomey
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THARIMMUNE, INC.

Date: November 6, 2025	By:	/s/ Mark Wendland
Mark Wendland
Chief Executive Officer